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                      ECOMETRY CORPORATION AND SUBSIDIARIES
                                  EXHIBIT 21.1
                      SUBSIDIARIES OF ECOMETRY CORPORATION


New Haven Software Corporation
Smith-Gardner & Associates Limited
Smith-Gardner & Associates Pty Limited





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